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EXHIBIT 32.1

                      CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
             CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

	In connection with the quarterly report on Form 10-Q of ConectiSys Corporation (the "Company") for the quarterly period ended March 31, 2008 (the "Report"), the undersigned hereby certifies in his capacity as Chief Executive Officer and Chief Financial Officer of the Company, pursuant to 18 U.S.C.
section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

	1.	the Report fully complies with the requirements of Section 13(a)
or 15(d) of the Securities Exchange Act of 1934, as amended; and

	2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  Date:  May 19, 2008 By:  /s/ ROBERT A. SPIGNO
                                ----------------------
                                Robert A. Spigno,
                                Chairman of the Board, President,
                                Chief Executive Officer and Chief Financial
                                Officer
				(principal executive officer and principal
				financial and accounting officer)

	A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.